As of 9/30/00                                                         Exhibit E

                             NONUTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS

                                                                                                    Principal     Credit
                                                                         Interest      Maturity     Amount        Capacity
New York NonUtilities (as of 9/30/00)     Issue                           Rate          Date        ($000)        ($000)
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
The Houston Exploration Company
                                          Sr. Subordinated Notes        8.63%          01/2008       100,000
                             Line Of Credit With Chase Bank Texas       Floating (1)   3/1/03        174,400     200,000

KeySpan Energy Development Co.
           Line of Credit with Royal Bank of Canada and others (2)
                                                      Canadian (3)      Revolving (4)                178,000     200,000 Exchange
                                                          American                                   118,459     133,100 1.50263

                              Line of Credit with Bank of Montreal
                                                      Canadian (3)                     10/12/01 (5)   50,000     125,000
                                                          American                                    33,275      83,188
Solex Production Ltd.
              Line of Credit with Canadian Imperial Bank of Canada
                                                      Canadian (3)      Revolving                      6,918      10,000
                                                          American                                     4,604       6,655

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Total for New York NonUtility Subsidiaries                                                                 430,738
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

                                                                                                            Principal     Credit
                                                                             Interest            Maturity   Amount        Capacity
Massachusetts NonUtilities (as of 9/30/00)     Issue                         Rate                Date       ($000)        ($000)
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
Midland Enterprises
                                               First Ship Mortgage Bonds     6.25%               2008       69,461

                                   First Ship Mortgage Medium Term Notes
                                                                             8.10%               4/10/02     3,000
                                                                             9.73%               12/15/05   10,000
                                                                             9.75%               12/5/05     3,000
                                                                             9.13%               8/15/06    10,000
                                                                             9.70%               6/20/07     5,000
                                                                             8.20%               4/10/07    10,000
                                                                             9.60%               8/6/10      5,000
                                                                             9.85%               7/19/10    10,000
                                                                             8.70%               4/9/12     12,000

                                                     Deposited Monies (6)                                    (796)

                                                              Total Debt                                   136,665

                                                          Capital Leases     7.50%                           7,381
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Total for Massachusetts NonUtility Subsidiaries                                                            144,046
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


                                                                                                           Principal      Credit
                                                                             Interest          Maturity     Amount       Capacity
New Hampshire NonUtilities  (As of 9/30/00)    Issue                         Rate              Date         ($000)       ($000)
------------------------------------------------------------------------------------------------------------------------------------
EnergyNorth Propane
                                                Revolving Promissory Note    LIBOR + 1.50%     2009         2,463
                                                Equipment Notes Payable      Prime + 0.50%     2004           632
ENI Mechanicals, Inc.
                                                Equipment Notes Payable      .90% - 10.90%     2003           122

EnergyNorth Realty, Inc.
                                                Mortgage NP (7)              8.00%             2008           761

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Total for New Hampshire NonUtility Subsidiaries                                                             3,978
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Total for NonUtility Subsidiaries                                                                         578,762
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

Notes
(1) The interest rate is equal to a fluctuating or fixed rate at the company's option.
(2) Other participating banks include: the Chase Manhattan Bank of Canada, the Toronto Dominion Bank, the Bank of Montreal , First Chicago NBD Bank, the National Bank of Canada, and Alberta Treasury Branches.
(3) Lines of Credit were negotiated in Canadian dollars. The exchange rate as of 10/02/00 was 1.50263 Canadian dollar per U.S. dollar.
(4) The credit agreement has a two year revolving term which matures on 7/26/01 with a three year term option upon maturity.
(5) The credit agreement was entered into on 10/13/00 and has a one year term with a one year renewal option.
(6) As a provision to the First Ship Mortgage Medium Term Notes, monies need to be deposited in the event of any casualty loss due to property damage.
(7) Interest rate resets every five years.

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